Exhibit 3.1

Delaware The First State Page 1 I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “TRILLER GROUP INC.”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF JUNE, A.D. 2026, AT 11:05 O`CLOCK A.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-SECOND DAY OF JUNE, A.D. 2026 AT 5 O'CLOCK P.M. 5112412 8100 Authentication: 204304456 SR# 20263474086 Date: 06-22-26 You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:04 AM 06/22/2026 FILED 11:05 AM 06/22/2026 SR 20263474086 File Number 5112412 CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF TRILLER GROUP INC. Triller Group Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify: 1. The name of the Corporation is Triller Group Inc. 2. The Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware one or more amendments of the Corporation's Certificate of incorporation (the "Certificate of Incorporation") to effect a reverse stock split at any time within one year after the 2025 Annual Meeting by a ratio of no more than one-for-ten (1:10), with the timing and precise ratio of such reverse split to be determined by the Board if effected, (ii) declaring such amendment to be advisable and in the best interest of the Corporation, and (iii) calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation. 3. Upon this Certificate of Amendment becoming effective, Section 5.02 of Article V of the Certificate of incorporation of the Corporation is hereby amended by adding the following new paragraph (2): "5.02. Common Stock. (1) Except as otherwise required by law, as provided in this Certificate of Incorporation, and as otherwise provided in the resolution or resolutions, if any, adopted by the board of directors of the Corporation (the "Board of Directors") with respect to any series of the Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share it holds. Subject to the rights of holders of any series of outstanding Preferred Stock, holders of shares of Common Stock shall have equal rights of participation in the dividends and other distributions in cash, stock, or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall have equal rights to receive the assets and funds of the Corporation available for distribution to stockholders in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary. (2) Upon effectiveness (the "Effective Time") pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation, each ten (10) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional shares be issued, and in the event that a stockholder would otherwise be entitled to receive a fractional share upon the Reverse Stock Split, he or she is will receive cash in lieu of fractional shares. Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificate"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to adjustment for fractional share interests as described above. The Reverse Stock Split shall have no effect on the number of authorized stock, or pur value per share, of the Corporation." 4. This Certificate of Amendment has been duly approved by the Board of Directors of the Corporation in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware. 5. This Certificate of Amendment has been duly approved by the holders of the requisite number of shares of capital stock of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware and the applicable provisions of the Certificate of Incorporation. 6. This Certificate of Amendment shall become effective at 5:00 p.m., Eastern Time, on June 22, 2026. [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this 18th day of June, 2026. Triller Group Inc. By: Name: Ng Wing Fai Title: Chief Executive Officer and Executive Officer